NEW COVENANT FUNDS DISTRIBUTOR, INC.
Code of Ethics

GENERAL

New Covenant Funds Distributor, Inc. (“NCFD”) serves as the distributor and principal underwriter to the New Covenant Funds (“the Trust”) and has adopted this Code of Ethics pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and Section 204A of the Investment Advisers Act of 1940 (“the Adviser’s Act”).  This Code of Ethics also requires compliance with other federal securities laws including the Securities Act of 1933; Securities Exchange Act of 1934; Gramm-Leach-Bliley Act of 1999; and, the Bank Secrecy Act.  NCFD is a registered broker-dealer and member of  FINRA.  As such, NCFD and its employees are subject to FINRA regulation.

Rule 17j-1(a) under the 1940 Act makes it unlawful for any employee, officer or director of a registered investment company, its investment adviser or it’s principal underwriter to (i) employ any device, scheme or artifice to defraud such investment company, investment adviser or principal underwriter; (ii) make to such investment company, investment adviser or principal underwriter any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the investment company, investment adviser or principal underwriter; or (iv) engage in any manipulative practice with respect to the investment company, investment adviser or principal underwriter.

Similarly, various rules and regulations under the Securities Exchange Act of 1934 and the FINRA Code of Conduct rules prohibit fraudulent, deceptive or manipulative actions by broker-dealers.

The underlying general principles of this Code are that “access persons,” (as defined below) and all NCFD employees (i) owe a fiduciary duty to shareholders of an affiliated investment company and at all times have a duty to place the interests of such shareholders ahead of their personal interests, (ii) are obligated to conduct all personal “securities” transactions in accordance with this Code and FINRA Rule 30501 in a manner so as to avoid any actual or potential conflict of interest or abuse of such person’s position of trust and responsibility, and any appearance of such conflict of interest or abuse of position, (iii) should not take inappropriate advantage of their positions, and (iv) must, at all times, safeguard client information including securities recommendations, securities holdings and transactional information from unauthorized or inappropriate use.

1Securities licensed Development Officers and other registered representatives are subject to the personal securities account reporting requirements of FINRA Code of Conduct Rule 3050 which is attached to this Code of Ethics.

I.	Definitions

(1)	“Access Person” means any Director, officer or Advisory Person (as defined below) of the Adviser and the Trust’s sub-advisers.

The defined term ‘Access Person’ and ‘Advisory Person’ shall not include

(1) any person who is subject to securities transaction reporting requirements of a code of ethics adopted by the Trust, the Adviser or sub-advisers to the Trust.

(2) any development officer or other registered representative of NCFD unless such person has access to the AddVantage trust system.”

(2)
“Advisory Person” means 1) any employee of the Adviser or sub-advisers who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Trust, the Adviser or the Trust’s sub-advisers, who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Securities by the Trust; 2) any employee or employee of an affiliate who has access to the AddVantage trust system.

(3)
“Security” shall have the meaning set forth in Section 2(a) (36) of the 1940 Act except it does not include securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers’ acceptances, certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), money market funds, units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds and are not Exchange Traded Funds and shares of registered open-end investment companies other than shares of the New Covenant Funds and Exchange Traded Funds.

(4)
A “security held or to be acquired” means a Security which, within the most recent 15 days:  (i) is or has been held by the Trust or (ii) is being or has been considered by the Trust, the Adviser, or the Trust’s sub-advisers for purchase by the Trust or other clients of the Adviser, and includes an option to purchase or sell, and any Security which is convertible into or exchangeable for, a Security described in (i) or (ii) of this sub-Section.

(5)
“Beneficial Ownership” shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  Generally, a person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse and the names of his or her minor children who reside with him or her.  A person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, trust, or another entity) if, by reason of a contract, understanding or relationship he or she obtains or may obtain therefrom benefits substantially equivalent to those of ownership.

(6)
“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

(7)
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(8)
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

2.	Personal Trading: Procedures & Prohibitions

(a)	No Access Person in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

(i)	shall employ any device, scheme or artifice to defraud the Trust, the Adviser or NCFD;

(ii)
shall make to the Trust, the Adviser or NCFD any untrue statement of a material fact or omit to state to the Trust , the Adviser or NCFD a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	shall engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust, the Adviser or NCFD; or

(iv)	shall engage in any manipulative practice with respect to the Trust, the Adviser or NCFD.

(b)
No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and about which he or she knew, or should have known, at the time of such purchase or sale:

(i)	is being considered for purchase or sale by the Trust, the Adviser or sub-advisers or

(ii)	is then being purchased or sold by the Trust, the Adviser or sub-advisers.

(c)
No Access Person shall, directly or indirectly, purchase or sell any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership which would involve the use of “inside” information.

3.	Exempted Transactions

The Prohibitions of Sections 2(b) and 2(c) of this Code shall not apply to transactions concerning:

(a)	Purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control.

(b)	Purchases or sales of Securities which are not eligible for purchase or sale by the Trust.

(c)	Purchases or sales which are non-volitional on the part of the Access Person.

(d)	Purchases which are part of an automatic dividend reinvestment plan.

(e)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.	Quarterly Reports

(a)
Every Access Person shall report the information described below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security.  The Quarterly Report shall be made not later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected.  Each Access Person shall submit a Quarterly Report for each quarter in which Securities transactions were effected. The Quarterly Report shall be made on the form attached as Exhibit A and shall contain the following information:

(i)	the date of the transaction, the title and the number of shares, and the principal amount of each Security involved, and the interest rate and maturity date (if applicable);

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected;

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	the date that the Access Person submitted the Quarterly Report.

(b)
Access Persons subject to reporting shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the compliance officer.  Access Persons need not make a Quarterly Report if such trading and account statements contain all of the information required in subsection (a) to be disclosed in the Quarterly Report.

(c)
With respect to any account established by an Access Person, in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall include on the Quarterly Report the following information:

(i)	the name of the broker, dealer or bank with whom the Access Person established the account; the account number; and

(ii)	the date the account was established.

(d)
Pursuant to Rule 17j-1(d)(2)(iv), no Quarterly Report need be made by Access Persons who make reports to the sub-advisers, pursuant to Rule 204-2(a)(12) or (13) of the Investment Advisers Act of 1940, if such report duplicates the information required under the reporting requirements of the sub-advisers.

5.	Initial Reports

Each Access Person shall disclose all personal Securities holdings current as of a date no more than 45 days prior to becoming an Access Person to the Chief Compliance Officer not later than 10 days after becoming an Access Person.  The Initial Report shall be made on the form attached as Exhibit B and shall contain the following information:

(a)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(b)
the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(c)	the date that the Access Person submitted the Initial Report.

6.	Annual Reports

Each Access Person shall disclose all personal Securities holdings on an annual basis after the end of the calendar year. The Annual Report shall provide information on personal Securities holdings that is current as of a date no more than 45 days before the Annual Report is submitted.  The Annual Report shall be made on the form attached as Exhibit C and shall contain the following information:

(a)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

(b)	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

(c)	the date that the Access Person submitted the Annual Report.

7.	Reporting Exceptions

(a)
Not withstanding the provisions of Sections 4, 5 and 6 of this Code, an Access Person shall not be required to make a report with respect to transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control.

(b)
A Director who is not an officer of the Trust, the Adviser or NCFD (i) need not make the Initial and Annual Reports required by Sections 5 and 6 of this Code; and (ii) need only report, on a Quarterly Report required by Section 4 of this Code, a transaction in a Security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the NCFD, should have known, that during the 15-day period immediately before or after the date of the transaction by the director, such security was purchased or sold or was being considered for purchase or sale by the Trust, the Adviser or sub-advisers.

(c)
Any report required under Section 4, 5 or 6 of this Code may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

8.	Procedural Matters

NCFD shall appoint a Chief Compliance Officer who shall:

(a)
Furnish a copy of this Code and any amendments to each NCFD Access Person and employee upon commencement of employment and annually thereafter so each such Access Person and employee may certify in writing that he or she has read and understands said Code and recognizes that he or she is subject to the principles and prohibitions contained therein.

(b)	Review all reports submitted under Sections 4, 5 and 6 of this Code to detect conflicts of interest and abusive practices.

(c)	Notify quarterly each Access Person of his or her obligation to file a Quarterly Report as provided by Section 4 of this Code.

(d)	Notify each new Access Person of his or her obligation to file an Initial Report as provided by Section 5 of this Code.

(e)	Notify annually each Access Person of his or her obligation to file an Annual Report as provided by Section 6 of this Code.

(f)
Promptly report to the NCFD Board of Directors (i) the facts contained in any report filed with the compliance officer pursuant to Section 4, 5 or 6 of this Code when such report indicates that an Access Person violated or appeared to violate this Code and its reporting requirements.

(g)
At least annually, furnish to the NCFD Board of Directors a written report that (i) describes any issues arising under this Code, including information about material violations and procedures and sanctions imposed in response to the material violations; and (ii) certifies that NCFD has adopted procedures reasonably necessary to prevent violations of this Code by any person who is an Access Person hereunder.

(h)
Maintain a current list of all Access Persons and identify all reporting Access Persons on such list, and shall take steps to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner.

(i)
The compliance officer shall maintain a record of any decision authorized to be made under this Code, and the reasons supporting the decision, to approve a personal securities transaction otherwise prohibited under this Code for at least five (5) years after the end of the fiscal year in which the approval is granted.

(j)	Maintain the records required by paragraph (f) of Rule 17j-1 and Rule 204-2 of the Adviser’s Act.

9.	Violations and Sanctions

Upon being apprised of facts that indicate that a violation of this Code may have occurred, the NCFD Board of Directors shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code.  If the NCFD Board of Directors determines that a violation of this Code has occurred, they  may impose such sanctions as they deem appropriate in the circumstances, including without limitation, one or more of the following: warnings, periods of “probation” during which all personal investment activities are prohibited (except for specifically approved liquidations of current positions), a letter of censure, suspension with or without pay, termination of employment, or disgorgement of any profits realized on transactions in violation of this Code.  If the person whose conduct is being considered by the Board is a Director of NCFD, he or she shall not be eligible to participate in the judgment of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.

10.	Confidentiality

All personal securities transactions reports disclosing personal securities holdings, and any other information filed pursuant to this Code, shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

Adopted:  May 15, 2006, with an effective date of May 3, 2006
Revised Code Adopted:  September 8, 2006

NEW COVENANT FUNDS DISTRIBUTOR, INC.
List of Access Persons

As of   april 15, 2006

None

NEW COVENANT FUNDS DISTRIBUTOR, INC.
CODE OF ETHICS

Quarterly Report

Calendar Quarter Ended ___/___/___

During the calendar quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code.

Name of Security	Date of Transaction	Number of Shares of Security	Interest Rate and Maturity Date (if applicable)	Principal Amount	Nature of Transaction (purchase, sale, other)	Price	Broker/Dealer or Bank Through Whom Effected

This report excludes (i) transactions with respect to which I had no direct or indirect influence or control and (ii), other transactions not required to be reported.

I hereby represent that I established the brokerage accounts listed below, in which Securities were held during the quarter referenced above for my indirect or direct benefit.

Name of Broker, Bank or Dealer with Whom Account Maintained	Account Number	Date Established

Date: ___________________________	Signature: _______________________________________

Print Name: ______________________________________

NEW COVENANT FUNDS DISTRIBUTOR, INC.
CODE OF ETHICS

Initial Report

1.	I hereby acknowledge receipt of a copy of the Code.

2.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

3.	As of the date below, I had a direct or indirect beneficial ownership in the following Securities:

Name of Security	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)

4.	I hereby represent that I maintain account(s), as of the date this report is submitted, in which Securities are held for my direct or indirect benefit, with the brokers, dealers or banks listed below.

Name of Broker, Bank or Dealer with Whom Account Maintained	Date Established

Date: __________________________	Signature: _____________________________________

Print Name: ____________________________________

NEW COVENANT FUNDS DISTRIBUTOR, INC.
CODE OF ETHICS

Annual Report

Year Ended December 31, _____

1.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

2.	I hereby certify that, during the year, I have complied with the requirements of the Code and I have reported all Securities transactions required to be reported pursuant to the Code.

3.	As of December 31, _____, I had a direct or indirect beneficial ownership in the following Securities:

Name of Security	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)	Broker/Dealer or Bank Through Whom Effected

4.	I hereby represent that I maintain account(s), with the brokers, dealers or banks listed below, in which Securities are held for my direct or indirect benefit.

Name of Broker, Bank or Dealer with Whom Account Maintained	Account Number/s

Date: _________________________	Signature: ______________________________

Print Name: _____________________________

FINRA Code of Conduct Rule 3050

Transactions for or by Associated Persons

(a) Determine Adverse Interest

A member ("executing member") who knowingly executes a transaction for the purchase or sale of a security for the account of a person associated with another member ("employer member"), or for any account over which such associated person has discretionary authority, shall use reasonable diligence to determine that the execution of such transaction will not adversely affect the interests of the employer member.

(b) Obligations of Executing Member

Where an executing member knows that a person associated with an employer member has or will have a financial interest in, or discretionary authority over, any existing or proposed account carried by the executing member, the executing member shall:

(1) notify the employer member in writing, prior to the execution of a transaction for such account, of the executing member's intention to open or maintain such an account;

(2) upon written request by the employer member, transmit duplicate copies of confirmations, statements, or other information with respect to such account; and

(3) notify the person associated with the employer member of the executing member's intention to provide the notice and information required by subparagraphs (1) and (2).

(c) Obligations of Associated Persons Concerning an Account with a Member

A person associated with a member, prior to opening an account or placing an initial order for the purchase or sale of securities with another member, shall notify both the employer member and the executing member, in writing, of his or her association with the other member; provided, however, that if the account was established prior to the association of the person with the employer member, the associated person shall notify both members in writing promptly after becoming so associated.

(d) Obligations of Associated Persons Concerning an Account with a Notice-Registered Broker/Dealer, Investment Adviser, Bank, or Other Financial Institution

A person associated with a member who opens a securities account or places an order for the purchase or sale of securities with a broker/dealer that is registered pursuant to Section 15(b)(11) of the Act ("notice-registered broker/dealer"), a domestic or foreign investment adviser, bank, or other financial institution, except a member, shall:

(1) notify his or her employer member in writing, prior to the execution of any initial transactions, of the intention to open the account or place the order; and

(2) upon written request by the employer member, request in writing and assure that the notice-registered broker/dealer, investment adviser, bank, or other financial institution provides the employer member with duplicate copies of confirmations, statements, or other information concerning the account or order; provided, however, that if an account subject to this paragraph (d) was established prior to a person's association with a member, the person shall comply with this paragraph promptly after becoming so associated.

(e) Paragraphs (c) and (d) shall apply only to an account or order in which an associated person has a financial interest or with respect to which such person has discretionary authority.

(f) Exemption for Transactions in Investment Company Shares and Unit Investment Trusts

The provisions of this Rule shall not be applicable to transactions in unit investment trusts and variable contracts or redeemable securities of companies registered under the Investment Company Act of 1940, as amended, or to accounts which are limited to transactions in such securities.